UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

FILED BY THE REGISTRANT ☐
FILED BY A PARTY OTHER THAN THE REGISTRANT ☒
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Osteotech, Inc.

(Name of Registrant as Specified In Its Charter)

Heartland Advisors, Inc.
Spencer Capital Opportunity Fund, LP
Spencer Capital Management, LLC
Spencer Capital Partners, LLC
Boston Avenue Capital LLC
Gary L. Alexander
Michelle Rachael Forrest
Michael J. McConnell
Kenneth H. Shubin Stein, M.D.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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           Spencer Capital Opportunity Fund, L.P., Boston Avenue Capital LLC and Heartland Advisors, Inc. (the “Concerned Osteotech Stockholders”), together with the other Participants named herein, are filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of their slate of director nominees at the 2010 annual meeting of stockholders (the “Annual Meeting”) of Osteotech, Inc (the “Company”). The Concerned Osteotech Stockholders have made a definitive filing with the SEC of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of their slate of director nominees at the Annual Meeting.

           On August 17, 2010, the Concerned Osteotech Stockholders published a press release which is attached hereto as Exhibit 1 and is incorporated by reference herein.

FOR IMMEDIATE RELEASE

ISS RECOMMENDS VOTE ON CONCERNED OSTEOTECH STOCKHOLDER
WHITE PROXY CARD

--ISS Recommends Vote for Two “Concerned Osteotech Stockholders” Nominees--

          NEW YORK, NY – August 17, 2010 -- Spencer Capital, Boston Avenue Capital LLC and Heartland Advisors, Inc. (the “Concerned Osteotech Stockholders”) today announced that they have received support from RiskMetrics Group’s ISS Proxy Advisory Services (“ISS”), a leading proxy advisory firm, for two of their four nominees for election to Osteotech’s (NASDAQ: OSTE) board of directors. The Concerned Osteotech Stockholders have voting power over 4,137,855 shares, or approximately 22.8%, of Osteotech’s outstanding common stock.

          “Support from ISS validates our concerns that Osteotech’s board of directors has acted poorly with regards to protecting stockholder interest,” commented Dr. Kenneth Shubin Stein of Spencer Capital. “This includes the implementation of a number of bad faith, anti-corporate governance practices such as golden parachutes, ‘poison pills,’ ‘poison puts’ and the rejection of a fair value acquisition attempt. If elected, we look forward to working with the board of directors and senior management to improve the Company’s operations while putting the interests of stockholders first.”

In its report, ISS indicated:

  “Based on our findings, OSTE’s board may benefit from the addition of experienced nominees offering not only industry knowledge and turnaround experience, but also a stronger understanding of corporate governance and the ability to view corporate strategic decisions in the context of shareholder value.”

  “Based on performance, valuation, compensation and governance practices, we believe the dissidents have met their burden that change is warranted. Additionally, we believe OSTE’s board may benefit from the addition of dissident nominees having operational, governance, and strategic skills to help address the company’s turnaround challenges.”

THE ANNUAL MEETING IS RAPIDLY APPROACHING

          Osteotech’s Annual Meeting of Stockholders is fast approaching, please vote your WHITE proxy card as soon as possible to elect four experienced and committed industry and financial professionals to the Board of Osteotech.

We urge all stockholders to elect our director nominees on
the WHITE proxy card today.

          Vote for much needed change at Osteotech by signing, dating and returning your WHITE proxy card. You may vote by telephone or internet if you own stock through a bank or broker. We urge you to discard any proxy materials that you receive from the Company and vote only the WHITE proxy card.

          If you have already voted the proxy card provided by Osteotech, you have every right to change your vote by executing your WHITE proxy card -- only the latest dated proxy card returned will be counted.

          Your vote is extremely important, regardless of how many or how few shares you own. If you have any questions, or need assistance in voting your shares, please call our proxy solicitor, Okapi Partners LLC, toll-free at 1-877-274-8654 or Email: info@okapipartners.com.

          Thank you for your support.

About the Concerned Osteotech Stockholders:

          The Participants of the Concerned Osteotech Stockholders are Heartland Advisors, Inc., Spencer Capital Opportunity Fund, LP, Spencer Capital Management, LLC, Spencer Capital Partners, LLC, Boston Avenue Capital LLC, Gary L. Alexander, Michelle Rachael Forrest, Michael J. McConnell and Kenneth H. Shubin Stein, M.D.

Investor Contact:
Bruce H. Goldfarb/Steven Balet
Okapi Partners LLC
Stockholders: (877) 274-8654
Banks and Brokers: (212) 297-0720
info@okapipartners.com

Media Contact:
Brian Schaffer
CJP Communications
(212) 279-3115 x229
bschaffer@cjpcom.com

# # #

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

THE CONCERNED OSTEOTECH STOCKHOLDERS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT, DATED AUGUST 4, 2010, BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THIS SOLICITATION. SUCH DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO OUR PROXY SOLICITOR, OKAPI PARTNERS LLC, AT ITS TOLL-FREE NUMBER: (877) 274-8654.